AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                        ON MARCH 6, 1997

                       SUBJECT TO AMENDMENT

                                          REGISTRATION NO. 33-____

==================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          ---------------

                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                          ---------------

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

                          ---------------

          Delaware                              13-1024020
       (State or other                       (I.R.S. Employer
      jurisdiction of                       Identification No.)
        incorporation
      or organization)


                    1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
        (Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)


                NICHOLAS J. CAMERA, VICE PRESIDENT,
                    GENERAL COUNSEL & SECRETARY
             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                    1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------

The Commission is requested to mail signed copies of all orders, notices and communications to:


    Theodore H. Paraskevas, Esq.              Barry Fox, Esq.
       The Interpublic Group                 Cleary, Gottlieb,
         of Companies, Inc.                  Steen & Hamilton
     1271 Avenue of the Americas             One Liberty Plaza
      New York, New York  10020          New York, New York  10006
            212-399-8000                       212-225-2000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

                          ---------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          ---------------

                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------
Title of
each class                 Proposed     Proposed
of                         maximum      maximum       Amount
securities    Amount       offering     aggregate     of
to be         to be        price per    offering      registration
registered    registered   share*       price*        fee
----------    ----------   ---------    -----------   ------------
Common
Stock,
par value
$.10 per      714,797
share         shares       $49.9375     $35,695,175   $10,817
----------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 4, 1997.

                          ---------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=================================================================

************************************************************************
*                                                                      *
*   Information contained herein is subject to completion or           *
*   amendment. A registration statement relating to these securities   *
*   has been filed with the Securities and Exchange Commission. These  *
*   securities may not be sold nor may offers to buy be accepted       *
*   prior to the time the registration statement becomes effective.    *
*   This prospectus shall not constitute an offer to sell or the       *
*   solicitation of an offer to buy nor shall there be any sale of     *
*   these securities in any State in which such offer, solicitation    *
*   or sale would be unlawful prior to registration or qualification   *
*   under the securities laws of any such State.                       *
*                                                                      *
************************************************************************


           Subject to Completion, Dated March 6, 1997

Prospectus

                          714,797 Shares

             THE INTERPUBLIC GROUP OF COMPANIES, INC.

                   Common Stock, $.10 par value

      All of the shares of Common Stock, $.10 par value per share (the "Common Stock"), of The Interpublic Group of Companies, Inc. (the "Company") offered hereby, are being sold by certain stockholders of the Company identified herein (collectively, the "Selling Stockholders"). The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "IPG." On March 4, 1997, the last reported sale price of the Common Stock on the NYSE was $50.125 per share. See "Price Range of Common Stock." The Company has listed the Common Stock to which this Prospectus relates on the NYSE.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Company has agreed to bear certain expenses (excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders, estimated to be approximately $38,000. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          The date of this Prospectus is March 6, 1997.

                       AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of which this Prospectus forms a part, as well as such reports, proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of this material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants who file electronically with the Commission. In addition, the Common Stock of the Company is listed on the NYSE and the aforementioned material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed the Registration Statement with the Commission in Washington, D.C. with respect to the Common Stock offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated and made a part of this Prospectus by reference, except as superseded or modified herein:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30,
1996; and

      3. The description of the Common Stock contained in its registration statements on Form 8-A, dated June 29, 1971 and October 8, 1975, respectively, as amended on Forms 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25,
1985, July 15, 1987 and May 19, 1988, and the description of the Rights currently traded with the Common Stock contained in the Company's registration statement on Form 8-A, dated August 1, 1989, and amended on a Form 8, dated October 3, 1989, filed under
Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402
(i), (k) and (l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to herein under the caption "Incorporation of Certain Documents by Reference" which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Prospectus. Requests for such copies should be directed to Nicholas J. Camera, Esq., Vice President, General Counsel and Secretary, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020 (telephone: (212) 399-8000).

                            THE COMPANY

           The principal executive offices of the Company are located at 1271 Avenue of the Americas, New York, New York 10020
(telephone: (212) 399-8000).

                          USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling Stockholders."

                    PRICE RANGE OF COMMON STOCK

      Since January 1, 1995, the high and low closing sales prices of the Company's Common Stock, as reported on the NYSE, have been as follows:

      By Fiscal Quarters        High           Low
      ------------------        ----           ---

      1995
      ----
      First Quarter             37 3/8         31 3/4
      Second Quarter            39 3/8         35
      Third Quarter             40 1/8         35 1/2
      Fourth Quarter            43 3/8         37 3/8

      1996
      ----
      First Quarter             47 1/4         39 5/8
      Second Quarter            50 1/4         44 7/8
      Third Quarter             48 1/2         41 3/4
      Fourth Quarter            50 1/8         44 1/8

      1997
      ----
      First Quarter
      (through
      March 4, 1997)            51 3/8         47



      The last sale price of the Common Stock on the NYSE on March 4, 1997, was $ 50.125 per share.

                       SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the Selling Stockholders, including (i) the name of each Selling Stockholder, (ii) the number of shares of Common Stock owned by such Selling Stockholder prior to the offering,
(iii) the maximum number of shares of such Common Stock to be offered by such Selling Stockholder hereby and (iv) the number of shares of Common Stock to be owned by such Selling Stockholder assuming all of the shares of such Selling Stockholder covered by this Prospectus are distributed in the offering. No Selling Stockholder owns one percent (1%) or more of the Company's issued and outstanding Common Stock. Because the Selling Stockholders, their pledgees, donees (including charitable organizations), transferees or other successors in interest may offer all, a portion or none of the Common Stock offered pursuant to this Prospectus, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders upon termination of the offering. See "Plan of Distribution."


                                                       Number of
                                                       Shares to
                          Number                       be Owned
                          of Shares                    after
                          Beneficially    Maximum      Offering
                          Owned           Number       Assuming
 Name of                  Prior to        of Shares    All Shares
 Selling                  the             to be        Offered are
 Stockholder (1)          Offering        Offered      Distributed
 ---------------          --------        -------      -----------

 Howard C. Draft          611,191         83,000       528,191

 Daniel E. Ginsburg       458,025         90,237       367,788

 Richard E. Meyers         60,315         13,223        47,092

 Yvonne Furth              46,911         10,284        36,627

 David Florence            46,911         10,284        36,627

 Donald Zuckert            40,210          8,815        31,395

 Bruce Rodin               40,210          8,815        31,395

 Eike Wolff               26,806          5,877        20,929

 Volker Schone            26,806          5,877        20,929

 Kevin McKenna            20,105          4,408        15,697

 Jerry Reitman            13,403          2,938        10,465

 Peter M. Davis           13,403          2,938        10,465

 Gaye A. Sussman           6,701          1,469         5,232

 Carol Stewart Gulyas      6,701          1,469         5,232

 Sanford Moltz             6,701          1,469         5,232

 Sidney C. Liebenson       6,701          1,469         5,232

 Emily Soell               6,701          1,469         5,232

 Ellen A. Miller           4,691          1,028         3,663

 Sheldon Karon             3,350            734         2,616

 Jeff Lerner               3,350            734         2,616

 Ana Lee                   3,350            734         2,616

                                                       Number of
                                                       Shares to
                          Number                       be Owned
                          of Shares                    after
                          Beneficially    Maximum      Offering
                          Owned           Number       Assuming
 Name of                  Prior to        of Shares    All Shares
 Selling                  the             to be        Offered are
 Stockholder (1)          Offering        Offered      Distributed
 ---------------          --------        -------      -----------

 Jackie Mallon             3,350            734         2,616

 Ann Hughes                3,350            734         2,616

 Francesca Sorge           1,340            294         1,046

 Herbert Fiedler           1,340            294         1,046

 Moira Sullivan              670            147           523

 Kevin Edwards               670            147           523

 Annette Donnelly            670            147           523

 Saatchi & Saatchi
  North America, Inc.    441,398         96,765       344,633

 Lawrence and
  Dawn Weber,
  as tenants by
  the entirety           330,664 (2)     185,999      144,665

 Steven Trygg             88,177          26,453       61,724

 Hans Ullmark             88,176          26,453       61,723

 John Diefenbach          88,674          44,337       44,337

 John Elkins              55,421          27,710       27,711

 Claude Salzberger        25,493          12,746       12,747

 James Cerruti            16,626           8,313        8,313

 Jan Samzelius            16,626           8,313        8,313

 Carter Lee                6,650           3,325        3,325

 Robert Kahn               1,116             558          558

 Angelika Preston            949             475          474

 Kay Breakstone            9,629           8,666          963

 Kay Breakstone
  (a/c RG)                   139             125           14

 Kristin Anderson            254             229           25

 Alan Bromley                123             111           12

                                                       Number of
                                                       Shares to
                          Number                       be Owned
                          of Shares                    after
                          Beneficially    Maximum      Offering
                          Owned           Number       Assuming
 Name of                  Prior to        of Shares    All Shares
 Selling                  the             to be        Offered are
 Stockholder (1)          Offering        Offered      Distributed
 ---------------          --------        -------      -----------

 Erin Burke                3,458           3,112          346

 Lynn Cappelleri             138             124           14

 Cyndy Cesena                212             191           21

 Marina Echaverria            62              56            6

 Laura Giadorou              371             334           37

 James Leviton               150             135           15

 Cathleen Mayrose            310             279           31

 Tatania Snowden              76              68            8

 Kelly Tapis                  76              68            8

 Peter Warwick                93              84            9

--------

(1)   Other than Saatchi & Saatchi North America, Inc., Donald
      Zuckert, Bruce Rodin, Kevin McKenna, Jerry Reitman, Sheldon
      Karon, Jeff Lerner and Jackie Mallon, each Selling
      Stockholder is an employee or officer of a majority-owned subsidiary of the Company.

(2)   Includes 82,666 shares Lawrence Weber owns individually.
      The shares that are being registered are the shares owned by Lawrence Weber and Dawn Weber, as tenants by the entirety.

                       PLAN OF DISTRIBUTION

      The Company has not been advised by the Selling Stockholders as to any plan of distribution. Distribution of the Common Stock by the Selling Stockholders, or by pledgees, donees (including charitable organizations), transferees or other successors in interest, may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the NYSE in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange, (ii) in the over-the-counter market, or
(iii) in transactions otherwise than on such exchange or in the over-the-counter market, or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                           LEGAL MATTERS

      The validity of the Common Stock being offered hereby will be passed upon for the Company by Nicholas J. Camera, Esq., Vice
President, General Counsel and Secretary of the Company.

                              EXPERTS

      The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The Interpublic Group of Companies, Inc. for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:

      Filing fee of Securities and
       Exchange Commission relating
       to registration statement ..............    $10,817

      Charges of transfer agent
       and registrar ..........................          0

      Printing and preparation
       of registration statement,
       prospectus, etc. .......................          0

      Fee of counsel for the
       Registrant, Cleary, Gottlieb,
       Steen & Hamilton .......................     15,000

      Fee of accountants,
       Price Waterhouse LLP ...................     10,000

      Miscellaneous ...........................      2,000
                                                     -----

      Total ...................................     37,817


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The Company's bylaws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the Delaware Code.

      The Company maintains policies of insurance under which the company and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.

ITEM 16.  EXHIBITS.

Exhibit Number                     Description
--------------                     -----------
     4.1            The Certificate of Incorporation of The
                    Interpublic Group of Companies, Inc.,
                    incorporated by reference herein from Exhibit
                    3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

     4.2 By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from
                    Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

     5 Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock registered hereunder.

    23.1            Consent of Price Waterhouse LLP.

    23.2            Consent of Nicholas J. Camera, Esq. (included in
                    Exhibit Number 5).

    24              Power of Attorney (included in Part II of this
                    Registration Statement).

ITEM 17.  UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, representa fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)  The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or

497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of March, 1997.

                                  THE INTERPUBLIC GROUP OF
                                  COMPANIES, INC.
                                  (Registrant)


                                  By:  /s/ Philip H. Geier, Jr.
                                     ---------------------------------
                                     Philip H. Geier, Jr.
                                     Chairman of the Board and President

                         POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip H. Geier, Jr., Eugene P. Beard and Nicholas J. Camera, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                    DATE
---------                  -----                    ----

/s/Philip H. Geier, Jr.    Chairman of the          February 23, 1997
-----------------------    Board and President
                           (Principal Executive
                           Officer)

/s/Eugene P. Beard         Vice Chairman -          February 24, 1997
-----------------------    Finance and
                           Operations
                           (Principal Financial
                           Officer and Director)

/s/Joseph Studley          Vice President           February 25, 1997
-----------------------    and Controller
                           (Principal Accounting
                           Officer)

/s/Frank J. Borelli        Director                 February 24, 1997
-----------------------

/s/Reginald K. Brack       Director                 February 24, 1997
-----------------------

/s/Jill M. Considine       Director                 February 25, 1997
-----------------------

/s/John J. Dooner, Jr.     Director                 February 24, 1997
-----------------------

/s/Frank B. Lowe           Director                 February 24, 1997
-----------------------

/s/Leif H. Olsen           Director                 February 25, 1997
-----------------------

/s/Martin F. Puris         Director                 February 25, 1997
-----------------------

/s/Allen Questrom          Director                 February 24, 1997
-----------------------

/s/J. Phillip Samper       Director                 February 25, 1997
-----------------------

/s/Joseph J. Sisco         Director                 February 25, 1997
-----------------------

                           EXHIBIT INDEX

Exhibit Number                     Description
--------------                     -----------
     4.1            The Certificate of Incorporation of The
                    Interpublic Group of Companies, Inc.,
                    incorporated by reference herein from Exhibit
                    3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

     4.2 By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from
                    Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

     5 Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock registered hereunder.

    23.1            Consent of Price Waterhouse LLP.

    23.2            Consent of Nicholas J. Camera, Esq. (included in
                    Exhibit Number 5).

    24              Power of Attorney (included in Part II of this
                    Registration Statement).